Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Dated as of December 6, 2022

Principal Amount: $2,070,000	New York, New York

ROC Energy Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of FP SPAC 2, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), the principal sum of Two Million Seventy Thousand Dollars ($2,070,000.00), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds, without setoff or counterclaim, to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note is being made in connection with Maker extending its termination date of December 6, 2022 for an additional three (3) months to March 6, 2023 (the “Extension”).

1.            Maturity. The principal balance of this Note shall be due and payable by the Maker upon the closing of a Repayment/Conversion Trigger Event, as such term is defined below (the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date without penalty upon written notice by the Maker to the Payee.

(a)	Each of the following shall constitute a “Repayment/Conversion Trigger Event”:

(i)	the closing of a merger, consolidation or other business combination pursuant to which the Maker acquires an entity for its initial business combination (a “DeSPAC Transaction”); or

(ii)	subject to the terms below, the liquidation of the Maker on or before March 6, 2023 (unless such date is extended by the Maker’s board of directors to June 6, 2023, at the request of the Payee), or such later liquidation date as may be approved by Maker’s stockholders (a “Liquidation”), that occurs while the Note is outstanding or any time thereafter prior to the repayment of the Note.

Except as provided in Section 16 below, under no circumstances whatsoever shall any individual, including, but not limited to, any officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

(b)          Form of Repayment. In the event of a Liquidation, all amounts due under this Note shall be repaid in cash. In the event of a DeSPAC Transaction, the Note may be repaid, at the Payee’s discretion, (i) in cash or (ii) in Conversion Units (as defined below) pursuant to Section 16 herein. Absent reasonable prior written notice by Payee to convert any amounts due under this Note into Conversion Units pursuant to Section 16 herein, the Note shall become due and payable in cash at closing of such DeSPAC Transaction.

2.            Interest. No interest shall accrue or be charged by Payee on the unpaid principal balance of this Note.

3.            Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, and finally to the reduction of the unpaid principal balance of this Note.

4.            Use of Proceeds. On or prior to the date of this Note, the Payee shall remit the full principal amount to the Maker. The Maker hereby represents, warrants and covenants to the Payee, that the entire principal amount will be used by the Maker solely for purposes of making a payment pursuant to the Investment Management Trust Agreement dated December 1, 2021 by and between Maker and Continental Stock Transfer & Trust Company, a New York limited liability trust company (“CST”), for the Extension.

5.            Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)          Failure to Make Required Payments. Failure by Maker to pay any principal amount due (including, but not limited to, by way of the issuance of Conversion Units in accordance with the terms of this Note) pursuant to this Note within five (5) business days of the Maturity Date.

(b)          Breach of Use of Proceeds. Failure by Maker to comply with the provisions of Section 4 of this Note.

(c)           Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(d)          Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having competent jurisdiction in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.            Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 5(a) or Section 5(b) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 5(c) and 5(d), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.            Enforcement Costs. In case any principal of this Note is not paid when due, including (without limitation) by way of the issuance of Conversion Units in accordance with the terms of this Note, Maker shall be liable for all costs of enforcement and collection of this Note incurred by the Payee and any other Holders, including, but not limited to, reasonable attorneys’ fees and expenses.

8.            Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.            Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of the Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

10.          Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered (at the sender’s sole cost and expense) by one of the following means: (a) personally (b) by first-class registered or certified postal mail, return receipt requested (c) through overnight courier or next-day delivery service (d) via facsimile or (e) by electronic transmission to the e-mail address designated. Any notice or other communication so transmitted shall be deemed to have been given (i) on the day of delivery, if delivered personally, (ii) five (5) calendar days if sent by mail (iii) two (2) business days after being dispatched through an overnight courier service; (iv) on the business day following receipt, if sent by facsimile or electronic transmission. The receiving address for each party, respectively, is set forth below and may be changed at any time by a party upon providing notice thereof to the other party pursuant to the provisions of this Section 10.

If to Maker:

ROC Energy Acquisition Corp.

16400 Dallas Parkway

Dallas, Texas 75248

Attn: Daniel Jeffrey Kimes, CEO

If to Payee:

ROC Energy Holdings LLC

16400 Dallas Parkway

Dallas, Texas 75248

Attn: Joseph Drysdale, Managing Member

11.          Construction; Governing Law; Venue; Waiver Of Jury Trial.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO ALSO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE PAYEE OR ANY OTHER HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE PAYEE AND THE MAKER WAIVE TRIAL BY JURY, AND EACH OF MAKER AND PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE, INCIDENTAL, EXEMPLARY OR SPECIAL DAMAGES.

12.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not automatically invalidate or render unenforceable such provision in any other jurisdiction.

13.          Trust Waiver.  Notwithstanding anything herein to the contrary, but subject to the following sentence of this Section 13, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (“the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the units issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statements on Form S-1 (No. 333-260891) filed with the Securities and Exchange Commission in connection with the IPO (together, and collectively, hereinafter the “Registration Statement”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Payee does not waive any Claims, and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim, against the Trust Account for distributions of remaining funds released to the Maker from the Trust Account following redemptions or other distributions to Maker’s public stockholders.

14.          Amendment; Waiver.  Any amendment hereto, or waiver of any provision hereof, may be made with, and only with, the written consent of the Maker and the Payee.

15.          Assignment.  This Note binds and is for the benefit of the successors and permitted assigns of the Maker and the Payee. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void ab initio; provided, that upon the announcement of a DeSPAC Transaction or occurrence and/or during the continuation of an Event of Default, Payee shall have the right to assign this Note in its discretion without the consent of Maker upon reasonable written notice thereof to Maker.

16.	Conversion.

(a)            Notwithstanding anything contained in this Note to the contrary, upon receiving due notification by Maker of a DeSPAC Transaction, Payee may elect to convert the unpaid principal balance under this Note into that number of units, each unit being identical to the private units issued in the IPO (the “Conversion Units”), the total Conversion Units so issued shall be equal to: (x) the portion of the principal amount of this Note being converted pursuant to this Section 16, divided by (y) the conversion price of Ten Dollars ($10.00), rounded up to the nearest whole number of units. The Conversion Units shall be identical to the Units issued by the Maker to the Payee in a private placement upon consummation of the Maker’s IPO. The Conversion Units and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 17 hereof.

(b) Upon any partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Units , (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for any portion of the surrendered Note, and simultaneous with the surrender of the Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee, or such other persons, are known herein as the “Holder” or “Holders”) the Conversion Units, which shall bear such legends as are required in the opinion of legal counsel to Maker (or by any other agreement between Maker and Payee) and applicable state and federal securities laws, rules and regulations.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Units upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

17.	Registration Rights.

(a)          Reference is made to that certain Registration Rights Agreement between the Maker and the parties thereto, dated as of December 1, 2021 (the “Registration Rights Agreement”). All capitalized terms used in this Section 17 shall have the same meanings ascribed to them in the Registration Rights Agreement. The Conversion Units shall constitute Working Capital Units under the Registration Rights Agreement.

(b)          The Holders of the Conversion Units and their underlying securities shall be entitled to one Demand Registration, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement.

(c)          The Holders shall also be entitled to include the Conversion Units and their underlying securities in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Maker that the Maximum Number of Shares has been exceeded with respect to a Piggyback Registration, the Holders shall not have any priority over the holders of any other Registrable Securities for inclusion in such Piggyback Registration.

(d)          Except as set forth above, the Holders and the Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ROC Energy Acquisition Corp.

By:	/s/ Daniel Jeffrey Kimes
Name: Daniel Jeffrey Kimes
Title: Chief Financial Officer